UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MAY 22, 2008

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Employment Agreement

On May 22, 2008, Consolidated Graphics, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Joe R. Davis, our Chairman of the Board and Chief Executive Officer (the “Executive”). This Employment Agreement replaces and supersedes the employment agreement previously entered into by the Company and the Executive on February 13, 2006, as well as that certain Change in Control Agreement dated July 25, 2000, as amended. The Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code, as amended (the “Code”).

The Employment Agreement became effective upon its execution and will remain effective until May 22, 2013, provided that thereafter it will be automatically extended for five (5) consecutive one (1) year terms unless the Company provides ninety (90) days’ notice to the Executive that the Employment Agreement will not be extended. Notwithstanding the foregoing, the employment period under the Employment Agreement is set to expire on the tenth anniversary of its effective date, or May 22, 2018, unless otherwise terminated earlier in accordance with its terms.

Under the Employment Agreement, the Executive is entitled to receive, among other items, an annual base salary of $750,000, provided, that such base salary shall be subject to review by the Company’s Board of Directors (the “Board”) once per annum, and he is eligible to participate in the Consolidated Graphics, Inc. Annual Incentive Compensation Plan described below, if approved by the Company’s shareholders, at a target bonus award level equal to 100% of his annual base salary, determined by reference to certain performance measures set by the Compensation Committee (the “Compensation Committee”) of the Board, as described below.

In addition, under the Employment Agreement, the Executive received a one-time grant on May 22, 2008 of options to purchase 450,000 shares of common stock at an exercise price equal to its closing stock price on May 22, 2008, or $56.82 per share, vesting in annual increments of 20% over five years, and is entitled to receive two annual restricted stock unit awards on April 1, 2009 and April 1, 2010 of at least 12,500 shares each or such greater number as may be determined by dividing a number determined by the Compensation Committee, which shall not be less than $500,000, by the stock price, vesting over a period of no greater than five (5) years and no less than three (3) years. The stock option and restricted stock unit awards are to be granted under the terms of the Company’s Long-Term Incentive Plan, as amended, consistent with the terms of the Employment Agreement.

The Employment Agreement provides that it will terminate on the first to occur of May 22, 2018 or on the death, disability or resignation of the Executive or the termination by the Company of his employment.

If the Employment Agreement terminates because of the Executive’s death, disability or resignation for good reason (as defined in the Employment Agreement) or termination by the Company without cause (as defined in the Employment Agreement), and such termination does not occur during the three year period following a change in control (as defined in the Employment Agreement), then the Company will be obligated to deliver to the Executive or to his estate (i) a lump sum payment in an amount equal to four (4) times the Executive’s annual base salary in effect immediately prior to the termination and (ii) an amount equal to the Executive’s bonus earned under the Annual Incentive Compensation Plan for the fiscal year in which the termination occurs based on the attainment of applicable performance goals for such bonus, prorated based on the number of days the Executive was employed during the fiscal year. If the Employment Agreement terminates for these reasons, the Company will also be required to (i) accelerate vesting of any unvested equity awards (as defined in the Employment Agreement) held by the Executive and (ii) remove all sale restrictions on equity awards held by the Executive, whether or not exercised before or after such termination date.

The Employment Agreement also provides the Executive with certain minimum compensation rights upon the occurrence of a change in control of the Company. For a period of three (3) years after a change in control, the Executive shall be entitled to receive the same compensation and benefits at the levels and at rates not less than that of the Executive with respect to any calendar year during the three calendar years immediately preceding the year in which the change in control occurred, or at such higher levels and rates as may be determined by the Board from time to time. Furthermore, if the Employment Agreement terminates because of the Executive’s death, disability or resignation for good reason or termination by the Company without cause, and such termination occurs during the three year period after a change in control, the Company will be obligated to deliver to the Executive or to his estate (i) a lump sum payment in an amount equal to the aggregate base salary (at the rate in effect immediately prior to his termination or, if greater, at the rate not less than that of the Executive with respect to any calendar year during the three calendar years immediately preceding the year in which the change in control occurred) the Executive would have received from the termination date through May 22, 2018, but not less than six (6) times the Executive’s annual base salary in effect immediately prior to the termination or the change in control, whichever is greater and (ii) an amount equal to the Executive’s target bonus award under the Annual Incentive Compensation Plan for the fiscal year in which the termination occurs, prorated based on the number of days the Executive was employed during the fiscal year.

In addition, the following shall occur immediately prior to the occurrence of a change in control that satisfies certain requirements of Section 409A(a)(2)(A)(v) of the Code: (i) all equity awards held by the Executive prior to a change in control that are options shall become exercisable, (ii) all unvested equity awards held by the Executive shall be immediately vested and eligible to be converted into shares of the Company’s common stock and all restrictions on the sale of underlying shares shall be removed and the securities shall be freely transferable; (iii) all restrictions on equity awards granted to the Executive prior to the change in control that are restricted securities shall be removed and shall become fully vested and freely transferable; (iv) the Executive shall have an immediate right to receive all performance shares granted prior to the change in control, and they shall become fully vested and freely transferable or payable without restriction and (v) all performance units granted to the Executive prior to a change in control shall become immediately payable in cash or shares of common stock, at the Executive’s option. If the terms of any plan or agreement providing for such equity awards do not permit acceleration or payment as described above, the Company is required to take such action to allow such acceleration or payment or to separately pay the value of such benefits.

The Employment Agreement also provides that the stock options granted to the Executive thereunder, as well as all other outstanding stock options held by the Executive, shall be fully vested and exercisable upon certain trigger dates, which generally means the third business day immediately preceding (i) the expiration date of a tender or exchange offer by any person (with certain exceptions) pursuant to which such person would be the beneficial owner of 10% or more of the Company’s common stock or (ii) the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholders at which at least two persons are standing or have been nominated for election as directors of the Company that were not approved by a vote of at least two-thirds of the members of the Board then in office, with certain exceptions.

If the Executive resigns without good reason or the Company terminates the Executive for cause, then the Executive will receive a payment of his base salary through the termination date, as well as any other amounts due and payable to the Executive as of such date. In addition, (i) any equity awards held by Executive that are not vested as of the termination date shall expire or be forfeited or cancelled as of such date and (ii) all sale restrictions on equity awards held by the Executive shall not be accelerated, but shall be removed in accordance with the terms and schedule applicable to such equity awards.

The Employment Agreement contains provisions restricting the Executive from disclosing or using confidential information of the Company during and after the employment term. In addition, during the employment term and for a period of one year after his termination, the Executive is restricted from competing with the Company or soliciting its customers or employees, provided, that if the termination occurs for any reason during the three year period following a change in control, the non-competition and non-solicitation covenants will terminate upon the termination date.

If any payment, benefit, or distribution to the Executive under the Employment Agreement results in the imposition of the “golden parachute” excise tax, the Executive will receive a tax gross-up payment to offset the tax liabilities created by the excise tax.

A copy of the Executive’s Employment Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The summary of the Employment Agreement is not complete, and is qualified in its entirety by the actual terms of such agreement. You should refer to the exhibit for a copy of the actual agreement.

Annual Incentive Compensation Plan

On May 22, 2008, the Board adopted the Consolidated Graphics, Inc. Annual Incentive Compensation Plan (the “Plan”), which is intended to advance the interests of the Company and its shareholders by providing the Company’s executive officers with a financial interest in the overall performance and growth of the Company. The Plan is effective as of April 1, 2008, but subject to approval by the Company’s shareholders. The Company intends to submit the Plan to a shareholder vote at the Company’s Annual Meeting of Shareholders currently scheduled to be held on August 7, 2008. If the Plan is not approved by the shareholders, it shall not be effective and the Executive will not be entitled to receive a bonus under the Employment Agreement. The Plan and awards granted thereunder are intended to be exempt from the provisions of Section 409A of the Code.

The Compensation Committee will designate executive officers to be participants in the Plan, which shall be evidenced by the execution of a written award agreement setting forth the terms and conditions of such award. Awards shall only be made in cash, and the maximum award that may be paid to any participant under the Plan for any given fiscal year is an amount equal to $5 million.

A participant’s award shall be paid only if specified objective performance goals set forth in an award agreement have been achieved during the course of the relevant performance period by an individual, the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable. The amount of a participant’s award shall be determined by reference to a formula contained in the relevant award agreement, set by the Compensation Committee, which shall describe the performance goal or goals and the percentage of the potential award to be paid depending upon the level of the performance goal(s) achieved. It is intended that the Plan and the performance goals conform to Section 162(m) of the Code, which generally limits the deductibility, for federal income tax purposes, of certain types of compensation paid to certain executive officers of the Company to $1,000,000 with respect to any such officer during any taxable year of the Company.

The incentive compensation award granted to the Executive by the Compensation Committee pursuant to the Employment Agreement is based on a formula which primarily considers the Company’s earnings growth and return on equity, as more specifically set forth in the Executive’s award agreement. The Executive’s target bonus award is equal to 100% of his annual base salary in effect at the end of the applicable performance period, subject to achievement of the stated performance goals. Except as otherwise provided under the terms of the Executive’s award agreement, the Employment Agreement or the Plan, the Executive’s target bonus award will be earned only upon the satisfaction of the following requirements: (i) the Executive remains continuously employed until the last day of the performance period set forth in the award agreement; (ii) the certification by Compensation Committee that the applicable performance goals set forth in the award agreement are satisfied; and (iii) the Plan is approved by shareholders of the Company.

Copies of the Plan and the form of annual incentive award agreement to be used for the Company’s executive officers, including the Executive, are filed herewith as Exhibits 10.2 and 10.3, and are incorporated herein by reference. The summaries of the Plan and the award agreement are not complete, and are qualified in their entirety by the actual terms of such Plan and award agreement. You should refer to the exhibits for a copy of the actual Plan and award agreement.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed herewith:

10.1	Employment Agreement dated May 22, 2008 between Joe R. Davis and the Company.

10.2	Consolidated Graphics, Inc. Annual Incentive Compensation Plan, dated effective as of April 1, 2008.

10.3	Form of Annual Incentive Award Agreement for Executives.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934,
THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY
THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ Jon C. Biro
Jon C. Biro
Executive Vice President and Chief Financial
and Accounting Officer

Date: May 29, 2008

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement dated May 22, 2008 between Joe R. Davis and the Company.
10.2	Consolidated Graphics, Inc. Annual Incentive Compensation Plan, dated effective as of April 1, 2008.
10.3	Form of Annual Incentive Award Agreement for Executives.